Exhibit 10.1

AMENDMENT NO. 1 TO SHARE PURCHASE AGREEMENT

This Amendment No. 1 to Share Purchase Agreement (this “Amendment”) is entered into as of June 11, 2026 by and among (i) MANSIONS CATERING AND HOTEL LTD, a company incorporated under the laws of the United Kingdom (the “Purchaser”), (ii) Leyong Lin (林楽勇), the shareholder of 100% issued shares of common stock of the Company (the “Seller”), (iii) Mirai Co., Ltd. (株式会社みらい), a corporation incorporated under the laws of Japan, corporate registration number 0118-01-043165 (the “Company”), and (iv) MDJM LTD, a Cayman Islands exempted company and the parent company of the Purchaser (the “Parent” or the “Issuer”). The Purchaser, the Seller, the Company and the Parent are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Purchaser, the Seller and the Company entered into that certain Share Purchase Agreement, dated as of May 6, 2026 (the “Purchase Agreement”); and

WHEREAS, the Parties desire to amend the Purchase Agreement to provide that the Third Installment shall be satisfied by the issuance of Class A ordinary shares of the Parent to the Seller or his nominee, to attach and incorporate the disclosure schedules into the Purchase Agreement, and to add a special tax audit undertaking and indemnity in respect of the tax audits disclosed therein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

1. Joinder of Parent. The Purchase Agreement is hereby amended by adding the Parent as a party thereto solely for purposes of issuing the Consideration Shares pursuant to this Amendment and performing the obligations of the Parent expressly set forth in this Amendment. Except as expressly provided herein, the Parent shall not assume any obligations or liabilities of the Purchaser, the Seller or the Company under the Purchase Agreement.

2. Amendment to Section 1.1 of the Purchase Agreement. Section 1.1 of the Purchase Agreement is hereby amended by amending and restating the definitions of “Third Installment” and “Purchase Price” in their entirety as follows:

“Third Installment” means the third installment of the Purchase Price, which shall be satisfied by the issuance by the Parent to the Seller or his nominee of 730,000 newly issued Class A ordinary shares of the Parent at a deemed issuance price of US$0.575 per share (the “Considerations Shares”), in accordance with Section 2.3(d) of this Agreement, subject to the satisfaction of the Post-Closing Payment Conditions set forth in Section 2.3(d) and subject further to the Purchaser’s and the Parent’s rights of withholding, reduction, set-off and adjustment under this Agreement.

“Purchase Price” means the aggregate purchase price payable or issuable, as applicable, to the Seller for the Shares, consisting of (i) the First Installment, (ii) the Second Installment, and (iii) the Third Installment, in each case subject to adjustment, reduction, set-off or credit as expressly set forth herein. The Seller acknowledges that it has reviewed and agrees to such consideration for purposes of this Agreement.

3. Amendment to Section 2.3(d) of the Purchase Agreement. Section 2.3(d) of the Purchase Agreement is hereby amended by adding the following new Section 2.3(d)(iv) immediately after Section 2.3(d)(iii):

(iv) Prior to the issuance of any Consideration Shares to any nominee designated by the Seller, the Issuer and the Purchaser shall have received a Nominee Acknowledgment and Undertaking in the form attached hereto as Exhibit B, duly executed by an authorized signatory of such nominee and Seller and otherwise in form and substance reasonably satisfactory to the Issuer and the Purchaser.

4. Amendment to Article IV of the Purchase Agreement. Article IV of the Purchase Agreement is hereby amended by adding the following new Section 4.5 immediately after Section 4.4:

4.5. Seller Representations Regarding Consideration Shares.

(a) Restricted Securities; Legend. The Seller acknowledges and agrees that the Consideration Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and are being issued in reliance upon an exemption from registration. The Consideration Shares shall be “restricted securities” and may not be offered, sold, pledged, transferred or otherwise disposed of except pursuant to an effective registration statement or an available exemption from registration under applicable securities laws. The certificates or book-entry statements representing the Consideration Shares shall bear such restrictive legends as the Parent, its counsel or its transfer agent may reasonably require. The Parent shall not be required to remove any restrictive legend unless the Seller delivers evidence reasonably satisfactory to the Parent, its counsel and its transfer agent that such legend may be removed in compliance with the Securities Act and applicable securities laws, including pursuant to an effective registration statement or an available exemption from registration.

(b) Regulation S. The Seller is not a U.S. Person as defined in the Securities Act and (i) acknowledges that the Consideration Shares contain a customary restrictive legend restricting the offer, sale or transfer of such securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, (ii) agrees that all offers and sales by the Seller of the Consideration Shares shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or a transaction not subject to the registration requirements of, the Securities Act, (iii) represents that the offer to acquire the Consideration Shares was made to the Seller outside the United States, and the Seller was at the time of the offer, is now, and will be at the time of the sale, outside the United States, (iv) has not engaged in or directed any unsolicited offers to acquire Consideration Shares in the United States, (v) is neither a U.S. Person nor a “distributor” (as such terms are defined in Rule 902(k) and 902(d), respectively, of Regulation S), (vi) has acquired the Consideration Shares for the Seller’s own account and not for the account or benefit of any U.S. Person, (vii) is the sole beneficial owner of the Consideration Shares acquired under this Agreement and has not pre-arranged any sale with an investor in the United States, and (viii) is familiar with and understands the terms and conditions and requirements contained in Regulation S, specifically, without limitation, that the statutory basis for the exemption claimed for the issuance of the Consideration Shares would not be present if the acquisition, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

(c) Investment Risk Acknowledgment. The Seller represents, warrants and acknowledges that: (i) the Consideration Shares are speculative in nature and involve a high degree of risk, including the risk of total loss of the value thereof; (ii) there is no guarantee that the Consideration Shares will retain their value or appreciate in value following the date of issuance; (iii) the market price of the Parent’s Class A ordinary shares on the OTC Market is subject to significant volatility and may decline materially following the date of issuance; (iv) the Seller is capable of bearing the economic risk of this investment, including the possible loss of the entire value of the Consideration Shares; (v) the Seller has conducted the Seller’s own independent assessment of the risks associated with the Consideration Shares and has not relied on any representation, warranty or statement by the Parent, the Purchaser or any of their respective directors, officers, employees or advisors regarding the future value or performance of the Consideration Shares; and (vi) the Parent has made no representation or warranty, express or implied, as to the future market price, performance or value of the Consideration Shares.

(d) Access to Issuer Information. The Seller represents, warrants and acknowledges that: (i) the Seller has had access to the Parent’s publicly available filings with the U.S. Securities and Exchange Commission, including the Parent’s most recent Annual Report on Form 20-F and all reports on Form 6-K furnished or filed by the Parent prior to the date hereof, and has reviewed such filings to the extent the Seller has deemed necessary or appropriate; (ii) the Seller has had the opportunity to ask questions of, and receive answers from, the Parent and its representatives concerning the Parent, its business, financial condition, results of operations and prospects, and concerning the terms and conditions of the issuance of the Consideration Shares, and all such questions have been answered to the Seller’s satisfaction; (iii) the Seller has not relied on any information provided by the Parent, the Purchaser or their respective representatives other than the information contained in the Parent’s public filings and the representations and warranties expressly set forth in this Agreement or this Amendment; and (iv) the Seller understands that the Consideration Shares are being issued in a transaction exempt from registration under the Securities Act pursuant to Regulation S thereunder, and that the Consideration Shares will be subject to the restrictions on transfer described in this Section 4.5.

5. Incorporation of Disclosure Schedules. The Purchase Agreement is hereby amended by incorporating the disclosure schedules attached hereto as Exhibit A (the “Disclosure Schedules”) into the Purchase Agreement for all purposes. From and after the date hereof, each reference in the Purchase Agreement to the “Disclosure Schedules” or to any specific schedule, including the references in Section 1.1, Section 2.4(a)(6), Section 2.4(a)(8), Article III, Section 6.1(h), Section 12.11 and any other provision of the Purchase Agreement, shall refer to the corresponding schedules included in the Disclosure Schedules attached hereto.

6. Amendment to Article IX of the Purchase Agreement. Article IX of the Purchase Agreement is hereby amended by adding the following new Section 9.7 immediately after Section 9.6:

9.7. Special Tax Audit Undertaking and Indemnity.

(a) Disclosed Tax Audit. The Seller and the Company acknowledge that the Disclosure Schedules disclose certain pending tax audits with respect to the Company (the “Disclosed Tax Audit”).

(b) Seller Responsibility and Indemnity. The Seller shall be solely responsible for, and shall indemnify and hold harmless the Purchaser, the Parent, the Company and their respective Affiliates, officers, directors, employees and representatives from and against, any and all Taxes, deficiencies, assessments, adjustments, penalties, interest, charges, settlement amounts, costs, expenses and other Losses arising out of, resulting from or relating to the Disclosed Tax Audit, any Tax period ending on or before the Closing Date, or any portion of a Straddle Period ending on the Closing Date.

(c) Reimbursement Obligation. Without limiting the foregoing, if the Disclosed Tax Audit results in any additional Tax liability, penalty, interest, adjustment, reassessment, settlement payment or other adverse Tax consequence to the Company, the Seller shall promptly reimburse the Purchaser or the Company, as applicable, for the full amount thereof within five (5) Business Days after written demand by the Purchaser.

(d) Cooperation and Control. The Seller shall reasonably cooperate with the Purchaser and the Company in connection with the Disclosed Tax Audit, including by providing documents, records, explanations and assistance reasonably requested by the Purchaser or the Company. The Purchaser and the Company shall have the right to control the defense, response, settlement and resolution of the Disclosed Tax Audit; provided that the Seller shall not enter into any settlement or other agreement with any Tax authority that could bind or adversely affect the Purchaser, the Parent or the Company without the prior written consent of the Purchaser.

(e) Survival; Set-Off Rights. Notwithstanding anything to the contrary in this Agreement, this Section 9.7 shall survive the Closing until sixty (60) days after the expiration of the applicable statute of limitations, including any extensions thereof, and shall not be subject to any limitation, cap, deductible, basket or exclusive remedy provision set forth in this Agreement. The Purchaser and the Parent may withhold, deduct or set off any amounts payable by the Seller under this Section 9.7 against any unpaid portion of the Purchase Price, including by withholding, reducing or declining to issue all or any portion of the Consideration Shares.

7. Miscellaneous.

7.1. Conflict. Except as expressly amended hereby, the Purchase Agreement shall remain unchanged and in full force and effect. In the event of any conflict, inconsistency or discrepancy between the Purchase Agreement and this Amendment, this Amendment shall prevail and control solely with respect to the subject matter hereof.

7.2. Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered by facsimile, electronic mail in PDF format, DocuSign or other electronic transmission shall be deemed to be original signatures for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first written above.

PURCHASER:

MANSIONS CATERING AND HOTEL LTD

By:	/s/ Siping Xu
Name:	Siping Xu
Title:	CEO

SELLER:

Leyong Lin (林楽勇)

By:	/s/ Leyong Lin

COMPANY:

MIRAI CO., LTD. (株式会社みらい)

By:	/s/ MIRAI CO., LTD.

ISSUER:

MDJM LTD

By:	/s/ Siping Xu
Name:	Siping Xu
Title:	CEO

EXHIBIT A

DISCLOSURE SCHEDULES

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EXHIBIT B

Nominee Acknowledgment and Undertaking

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